REPRESENTATIVE'S WARRANT AGREEMENT


         This Representative's Warrant Agreement (the "Agreement") is dated as of February __, 2000 between Bio-Aqua Systems, Inc., a Florida corporation (the "Company"), Institutional Equity Corporation and Capital West Sercurities, Inc. ( collectively, the "Representative").

                                   WITNESSETH

         WHEREAS, the Company proposes to issue to the Representative warrants (the "Representative's Warrants"), entitling the Representative to purchase an aggregate of 50,000 units ("Units"), containing 100,000 shares of Class A Common Stock (the "Class A Stock") and 100,000 warrants, after a lock up period of twelve months, at a purchase price of $____ per Unit.

         WHEREAS, the Representative has agreed pursuant to the Underwriting Agreement dated February___, 2000 between the Representative and the Company to act as the Representative in connection with the Company's proposed public offering (the "Offering") of 500,000 Units (the "Units"), each Unit consisting of two shares of Class A Stock and two redeemable common stock purchase warrants ("Warrants"), at an initial public offering price of $___ per Unit; and

         WHEREAS, the Representative's Warrants issued pursuant to this Agreement are being issued by the Company to the Representative, or to its designees who are officers of the Representative or to members of the selling group participating in the Offering and/or their respective officers or partners (collectively, the "Designees"), in consideration for, and as part of the Representative's compensation in connection with acting as the Representative for the Offering;

         NOW, THEREFORE, in consideration of these premises, the payment by the Representative or its Designees to the Company of One Hundred Twenty Dollars ($120.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       GRANT.

         The Representative and/or the Designees are hereby granted the right to purchase, commencing ________ __, 2001 until 5:00 P.M., Eastern time, on _________, 2005 (the "Warrant Exercise Term"), up to 50,000 Units, consisting of 100,000 fully-paid and non-assessable shares of Class A Stock and 100,000 warrants at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $____ per Unit. The warrants are exercisable at any time commencing _________, 2001 until 5:00 P.M., Eastern time on ________, 2005. The
Holder (defined hereafter) may purchase, upon exercise of the Representative's Warrants, either all or part of the Class A Stock or all or part of the warrants, or all or part of both. The Class A Stock and, except as provided in
Article 13 hereof, the warrants are in all respects identical to the Class A Stock and Warrants, respectively, being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

         2.       WARRANT CERTIFICATES.

         The warrant certificates delivered, and to be delivered pursuant to this Agreement shall be for the Representative's Warrants in the form set forth in Exhibit A attached hereto (the "Representative's Warrant Certificates") and for the warrants in the form of Exhibit B attached hereto (the "warrant Certificate"), each with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.       EXERCISE OF WARRANTS.

         The Representative's Warrants initially are exercisable at a purchase price of $_____ per Unit, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in
Article 8 hereof. Upon surrender of the Representative's Warrant Certificate(s) with an Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Units purchased, at the Company's principal offices in Florida (currently located at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431) the registered holder of a Representative's Warrant Certificate ("Holder(s)") shall be entitled to receive a certificate or certificates for the Class A Stock so purchased and a certificate or certificates for the Warrants so purchased. The purchase rights represented by each Representative's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Class A Stock or fractional warrants). In the case of the purchase of less than all Class A Stock or warrants purchasable under any Representative's Warrant Certificate, the Company shall cancel said Representative's Warrant Certificate upon the surrender thereof and shall execute and deliver a new Representative's Warrant Certificate of like tenor for the balance of the Class A Stock or warrants purchasable thereunder.

         4.       ISSUANCE OF CERTIFICATES.

         Upon the exercise of the Representative's Warrants, the issuance of certificates for the Class A Stock purchased and certificates for the warrants purchased, and upon the exercise of the warrants, the issuance of certificates for the Class A Stock purchased shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Representative's Warrant Certificates and the certificates representing the Class A Stock and the warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Representative's Warrant Certificates and certificates representing the warrants shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5.       RESTRICTION ON TRANSFER OF WARRANTS AND REDEMPTION.

         The Holder of a Representative's Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Representative's Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Representative's Warrants, Class A Stock, warrants and Class A Stock obtained by exercise of the warrants, may not be sold, transferred, assigned, pledged or hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to the Representative or to the Designees. The Representative's Warrants may be redeemed at the option of the Company, at a redemption price of $0.05 per Warrant (subject to adjustment as set forth herein) at any time commencing twelve (12) months from the date of the Prospectus upon not less than thirty (30) days prior written notice, subject to exercise by the Representative, if the closing bid price of the Company's Class A Stock, as reported by the principal exchange on which the Common Stock is traded, the NASDAQ SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $____ per share for thirty (30) consecutive trading days. However, the Company may not redeem the Representative's Warrants at any time that a current registration statement under the Securities Act of 1933 covering the shares of Class A Stock issuable upon exercise of the Representative's Warrants is not then in effect. On and after the date fixed for redemption, the Holder shall have no rights with respect to the Representative's Warrants except to receive the $0.05 per Representative's Warrant upon surrender of the Representative's Warrant Certificate.

         6.       PRICE.

                  6.1.     INITIAL AND ADJUSTED EXERCISE PRICE.

                  The initial exercise price of each Representative's Warrant shall be $____ per Unit. The adjusted exercise price per Unit shall be the price which shall result from time to time from any and all adjustments of the initial exercise price per Unit, in accordance with the provisions of Article 8 hereof.

                  6.2.     EXERCISE PRICE.

                  The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       REGISTRATION RIGHTS.

                  7.1.     REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  All of the Representative's Warrants, the Class A Stock, the warrants, and the shares underlying the warrants have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Securities Act").

                  7.2.     REGISTRABLE SECURITIES.

                  As used herein the term "Registrable Securities" means each of the Representative's Warrants, the Class A Stock, the warrants, and the Class A Stock underlying the warrants and any Class A Stock issued upon any stock split or stock dividend in respect of such Class A Stock; provided, however, that with respect to any particular Registrable Security, such security shall cease to be Registrable Securities when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Class A Stock, such adjustment shall be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article.

                  7.3.     COVENANTS OF THE COMPANY WITH RESPECT TO
                           REGISTRATION.

                  The Company covenants and agrees as follows:

                           (a) Once effective, the Company will use its best
efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or
(ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act, under Rule 144(k) promulgated under the Act or otherwise.

                           (b) In connection with the registration under Section
7.1 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than furnishing each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                           (c) The Company shall pay all costs, fees and
expenses (other than underwriting fees, discounts and non-accountable expense allowance applicable to the Registrable Securities) fees and expenses of counsel retained by the Holders of Registrable Securities in connection with all Registration Statements filed pursuant to Section 7.1 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                           (d) The Company will take all necessary action which
may be required in qualifying or registering the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders of such securities.

                           (e) Nothing contained in this Agreement shall be
construed as requiring any Holder to exercise the Representative's Warrants or the warrants held by such holder prior to the initial filing of any registration statement or the effectiveness thereof.

                           (f) If the Company shall fail to comply with the
provisions of this Article, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities, requesting registration of their Registrable Securities.

                           (g) The Company shall promptly deliver copies of al
correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to
Section 7.1 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportUnities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                  7.4      DEMAND REGISTRATION.

                  Upon the written request of a majority of the holders of Registrable Securities at any time during the Warrant Exercise Period, the Company shall promptly file and use its best efforts to cause to become effective an appropriate registration statement under the Securities Act covering such number of Registrable Securities as such holders shall request and to register the sale of such Registrable Securities so that such Registrable Securities may be sold at such times and in such manner as the holders thereof shall determine, provided, that holder of Registrable Securities may effect such demand registration only one time and provided further, that such demand registration right shall terminate upon the earlier to occur of (a) the registration for sale to the public of the number of Registrable Securities for which such holders shall have requested registration or (b) the registration for sale to the public of such portion of the warrants, or the Class A Stock underlying such warrants, issued by the Company to the Representative for which the Representative shall have requested registration. Registrations under this
Section 7.4 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by holders of a majority of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition desired by such holders. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request. If the registration pursuant to this Section 7.4 involves an underwritten offering, the underwriter or underwriters shall be selected by the holders of a majority of Registrable Securities to be included in such registration.

                  7.5      PIGGY-BACK REGISTRATION.

                           (a)      If the Company at any time during the
Warrant Exercise Period proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities) for sale to the public, whether or not for sale for its own account, it will each such time, at least 30 days prior to filing the registration statement, give written notice to all holders of Registrable Securities (as defined herein) of its intention to do so. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration but not from its obligation to grant such piggy-back registration in any subsequent registration by the Company, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7.5, for the same period as the delay in registering such other securities.

                           (b)      If (i) a registration pursuant to this
Section 7.5 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company requested to be included in such registration by decreasing the number of Registrable Securities and other securities of the Company requested to be included in such registration (pro rata on the basis of the number of shares of such securities held by such person immediately prior to the filing of the registration statement with respect to such registration) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

                           (c)      Except as otherwise provided in this
Section 7.5, all expenses incurred in connection with each effective registration pursuant to Section 7.4 or Section 7.5 (excluding in each case underwriter's discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expense; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions, if any) shall be borne by the Company. In all cases, each holder of Registrable Securities shall pay the underwriter's discounts and commissions applicable to the securities sold by such holder.

                  7.6      REGISTRATION PROCEDURES.

                  If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 7.4 or 7.5, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                           (a)      prepare and (as soon thereafter as possible
or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                           (b)      prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than nine months after such registration statement becomes effective;

                           (c)      furnish to each seller of Registrable
Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 414 under the Securities Act, and such other documents, as such seller may reasonable request;

                           (d)      use its reasonable best efforts to register
or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than nine months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (e)      use its reasonable best efforts to cause all
Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (f)      furnish to each seller of Registrable
Securities a copy, or, upon request, a signed counterpart, addressed to the underwriters, if any, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as the underwriters, if any, may reasonable request;

                           (g)      notify each seller of Registrable Securities
covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (h)      otherwise use reasonable efforts to comply
with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have delivered to the Company an opinion of counsel that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules and regulations thereunder;

                           (i)      provide and cause to be maintained a
transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                           (j)      use its reasonable efforts to list all
Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

                           (k)      refrain from making any sale or distribution
of any equity securities of the Company, except pursuant to any employee stock option plan and any preexisting agreement for the sale of such securities, for at least ninety (90) days after the closing of the public offering pursuant to such registration.

                  It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a holder's Registrable Securities pursuant to this Section 7.6 that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such holder's Registrable Securities from the registration statement if the Company provides such holder with an opinion of counsel to the effect that such information must be included in the registration statement and such holder thereafter continues to withholder such information. The deletion of such holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.6(g), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.6(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  7.7      UNDERWRITTEN OFFERINGS.

                  If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 7.4 or Section
7.5 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 7.4 or Section 7.5 and subject to the provisions of Section 7.5(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder owning the securities to be distributed by such underwriters. In such event, the holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities or other securities of the Company, such holder's intended method of distribution and any representations, warranties or agreements required by law.

                  7.8      PREPARATION; REASONABLE INVESTIGATION.

                  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  7.9      INDEMNIFICATION.

                           (a)      Indemnification by the Company.  In the
event any Registrable Securities are included in a registration statement under this Section 7, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damages, liability (or action or proceeding in respect thereof) or expense arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the

Company by such seller expressly for use in the preparation thereof, and provided further that the Company shall not be liable to any person who participates as an underwriter within or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damages, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                           (b)      Indemnification by the Sellers. The Company
may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 7.6, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7.9) each underwriter, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling holder of Registrable Securities under this Section 7.9(b) be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                           (c)      Notices of Claims, etc.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 7.9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties shall exist in respect of such claim, the indemnifying parties shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                           (d)      Other Indemnification.  Indemnification
similar to that specified in the preceding subdivisions of this Section 7.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                           (e)      Indemnification Payments.  The
indemnification required by this Section 7.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                           (f)      Contribution.  If the indemnification
provided for in this Section 7.9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.9(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 7.9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.9(f), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required by pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           If indemnification is available under this

Section 7.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7.9(a) through Section 7.9(e) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.9(f).

                  7.10 REPORTING REQUIREMENTS UNDER SECURITIES EXCHANGE ACT OF 1934.

                  When it is first legally required to do so, the Company shall register its Class A Stock under Section 12 of the Exchange Act (as hereinafter defined) and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

                  Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the commission as such holder may reasonably request in availing itself of an exemption from the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 7.10 are (i) to enable any such holder to comply with the current public information requirement contained in Paragraph
(c) of Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (ii) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

                  7.11     SHAREHOLDER INFORMATION.

                  The Company may require each holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 7 to furnish the Company such information in writing with respect to such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                  7.12     FORMS.

                  All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         8.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SECURITIES.

         The following adjustments apply to the Exercise Price of the Representative's Warrants with respect to the Units. In the event the Exercise Price per Unit so purchasable is adjusted, then the Exercise Price of the Representative's Warrants relating to the Units purchasable thereunder shall be adjusted in the same proportion.

                  8.1.     DISTRIBUTION OF SECURITIES.

                  In case the Company shall at any time after the date hereof pay a dividend in shares of common stock or make any issuance or distribution in shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (other than securities to employees of the Company pursuant to an employee stock purchase or option plan that has been approved by the Company's stockholders in which non-executive employees are eligible to participate), then upon such dividend or distribution, the holder of Representative's Warrants shall receive the amount of such dividend in shares of common stock or the amount of such other distribution in shares of common stock which would have otherwise been payable to such holder if it had been the holder of record of common stock issuable upon exercise of its Representative's Warrant on the record date for the determination of those entitled to such stock dividend or distribution.

                  8.2.     SUBDIVISION AND COMBINATION.

                  In case the Company shall at any time subdivide or combine the outstanding shares of common stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.3.     ADJUSTMENT IN NUMBER OF SECURITIES.

                  Upon each adjustment of the Exercise Price pursuant to the provisions of this Article, the number of Units issuable upon the exercise of each Representative's Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number Units issuable upon exercise of the Representative's Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. Notwithstanding the foregoing, in the case of adjustments to the exercise price of the Representative's Warrants with respect to the warrants and/or the number of warrants purchasable upon exercise of the Representative's Warrants, if an event occurs that results in an adjustment of the number and/or price of the shares of common stock issuable upon exercise of the Warrants pursuant to the Warrant Agreement by and among the Company and the Representative, resulting in automatic adjustment in the number and/or price of the Class A Stock underlying the warrants issuable upon exercise of the Representative's Warrants pursuant to
Section 8.5 hereof, then the adjustment provided for in this Section shall not, in such instance, result in any further adjustment in the aggregate number of shares of Class A Stock ultimately issuable upon exercise of the Representative's Warrants.

                  8.4.     RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.

                  In case of any reclassification or change of the outstanding shares of common stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of common stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of both the Class A Stock and the underlying warrant Class A Stock immediately prior to any such events.

                  8.5. ADJUSTMENT OF UNDERLYING WARRANTS' EXERCISE PRICE AND SECURITIES ISSUABLE UPON EXERCISE OF WARRANTS.

                  With respect to any of the warrants, whether or not the warrants have been exercised and whether or not the warrants are issued and outstanding, the exercise price for, and the number of shares of Class A Stock issuable upon exercise of the warrants shall automatically be proportionately adjusted in accordance with the Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, until the next such adjustment or until otherwise adjusted in accordance with this Section 8.5, the warrants shall be exercisable at such adjusted exercise price and for such adjusted number of shares of Class A Stock.

                  8.6.     DISTRIBUTION OF ASSETS.

                  In the event that the Company shall at any time prior to the exercise of all Representative's Warrants or warrants make any distribution of its assets to Holders of its common stock as a liquidating or a partial liquidating dividend, then the Holder of Representative's Warrants and warrants who exercises its Representative's Warrants or warrants after the record date for the determination of those Holders of common stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Representative's Warrant Price or warrant price per Representative's Warrant or Warrant, in addition to each share of common stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the Holder of record of the common stock receivable upon exercise of his Representative's Warrant or warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.6.

         9.       EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

         Each Representative's Warrant Certificate or warrant certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Representative's Warrant certificate or warrant certificate of like tenor and date representing, in the aggregate, the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative's Warrant certificate or warrant certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrant certificate, or warrant certificate, if mutilated, the Company will make and deliver a new Representative's Warrant certificate or warrant certificate of like tenor, in lieu thereof.

         10.      ELIMINATION OF FRACTIONAL INTERESTS.

         The Company shall not be required to issue certificates representing fractions of Class A Stock or fractions of warrants upon the exercise of the Representative's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Class A Stock and warrants.

         11.      RESERVATION AND LISTING OF SECURITIES.

         The Company shall, at all times, reserve and keep available out of its authorized Class A Stock of common stock, solely for the purpose of issuance upon the exercise of the Representative's Warrants and the warrants, such number of shares of Class A Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Representative's Warrants and payment of the Exercise Price therefor, all Class A Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the warrants and payment of the respective warrant exercise price therefor, all Class A Stock for warrants issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Representative's Warrants shall be outstanding, the Company shall use its best efforts to cause all Class A Stock issuable upon the exercise of the Representative's Warrants and the warrants and all warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the common stock is listed on a national securities exchange.

         12.      NOTICES TO WARRANT HOLDERS.

         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the Holders of its Class A Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the Holders of its Class A Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (d) reclassification or change of the outstanding Class A Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Class A Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                  (e) the Company or an affiliate of the Company shall propose to issue any rights to subscribe for Class A Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.      WARRANTS.

         As set forth in Section 8.3 of this Agreement, the exercise price of the warrants and the number of shares of Class A Stock issuable upon the exercise of the warrants are subject to adjustment, whether or not the Representative's Warrants have been exercised and the warrants have been issued, in the manner and upon the occurrence of the events set forth in the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the warrants, each registered Holder of such warrants shall have the right to purchase from the Company (and the Company shall issue to such registered Holders) up to the number of fully paid and non-assessable shares of Class A Stock underlying the warrants, free and clear of all preemptive rights of shareholders, provided that such registered Holder complies, in connection with the exercise of such Holder's warrants, with the terms governing exercise of the Warrants set forth in the Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Warrant Agreement. Upon exercise of the warrants, the Company shall forthwith issue to the registered Holder of any such warrants, in such Holder's name or in such name as may be directed by such Holder, certificates for the number Class A Stock so purchased. The warrants shall be transferable in the manner provided in the Warrant Agreement, and upon any such transfer, a new warrant shall be issued promptly to the transferee. The Company covenants to, and agrees with, each Holder that without the prior written consent of all the Holders, the Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the warrants have been exercised, any and all notices required by the Warrant Agreement to be sent to Holders of the Warrants.

         14.      NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to a registered Holder of the Representative's Warrants or warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

         15.      SUPPLEMENTS AND AMENDMENTS.

         The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of the Representative's Warrants or warrants in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem not to adversely affect the interests of the Holders of Representative's Warrant certificates or warrant certificates.

         16.      SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         17.      TERMINATION.

         This Agreement shall terminate at the close of business on _________, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Representative's Warrants and warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of Section 7.3 (a), (c), (d), (e) and (h) shall survive any termination pursuant to this Section until the close of business on __________, 2006.

         18.      GOVERNING LAW.

         This Agreement and each Representative's Warrant certificate and warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.

         19.      BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder or Holders of the Representative's Warrant certificates or warrant certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder or Holders of the Representative's Warrant Certificates or warrant certificates.

         20.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                     BIO-AQUA SYSTEMS, INC.


                                     By:
                                     Name:
                                     Title:


                                     INSTITUTIONAL EQUITY CORPORATION


                                     By:
                                     Name:
                                     Title:


                                     CAPITAL WEST SECURITIES, INC


                                     By: ______________________________________
                                     Name: ____________________________________
                                     Title: ___________________________________

EXHIBIT A


THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE'S WARRANT AGREEMENT REFERRED TO HEREIN.



               EXERCISABLE AT ANY TIME COMMENCING _________, 2001

                  UNTIL 5:00 P.M., EASTERN TIME, _______, 2005


                        _______ Representative's Warrants


                      REPRESENTATIVE'S WARRANT CERTIFICATE

         This Representative's Warrant Certificate certifies that ___________________________ or registered assigns, is the registered Holder of
__________ Representative's Warrants to purchase, at any time commencing
________, 20001 until 5:00 P.M. Eastern time on _______, 2005 (the "Expiration
Date"), up to 50,000 Units, consisting of 100,000 fully-paid and non-assessable shares of the Class A Common Stock, par value $.0001 per share (the "Class A Stock") of Bio-Aqua Systems, Inc., a Florida corporation (the "Company"), and 100,000 redeemable common stock purchase warrants, at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per Unit, at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______, 2000 between the Company and Institutional Equity Corporation. Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

         No Representative's Warrant may be exercised after 5:00 P.M., Eastern time, on the Expiration Date, at which time all Representative's Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Representative's Warrants evidenced by this Representative's Warrant Certificate are part of a duly authorized issue of Representative's Warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holder(s)" meaning the registered Holders or registered Holder) of the Representative's Warrants.

         The Representative's Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Representative's Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Representative's Warrants; provided, however, that the failure of the Company to issue such new Representative's Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Representative's Warrant Agreement.

         This Representative's Warrant Certificate may be divided or combined with other Representative's Warrant Certificates of other denominations upon surrender hereof at an office or agency maintained by the Company for such purpose, together with a written notice specifying the names and denominations (in whole Representative's Warrants) in which new Representative's Warrant Certificates are to be issued, signed by the Holder thereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this Representative's Warrant Certificate. Upon such surrender and payment, a new Representative's Warrant Certificate or Certificates representing a like aggregate number of Representative's Warrants shall be issued and delivered in accordance with such notice.

         Upon the exercise of less than all of the Representative's Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Representative's Warrant Certificate representing such number of unexercised Representative's Warrants.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Representative's Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Representative's Warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Representative's Warrant Certificate to be duly executed under its corporate seal.

Dated: ___________, 2000

                                              BIO-AQUA SYSTEMS, INC.


                                              By:
                                              Name:
                                              Title:

EXHIBIT B


THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


               EXERCISABLE AT ANY TIME COMMENCING _________, 2000

                  UNTIL 5:00 P.M., EASTERN TIME, _______, 2005


No. W-_____       _________ Warrants


                               WARRANT CERTIFICATE

         This warrant Certificate certifies that ______________________ , or registered assigns, is the registered Holder of _________________________ (_______) warrants to purchase, at any time until 5:00 P.M. Eastern time on _______, 2005 ("Expiration Date"), an aggregate of up to 100,000 shares of Class A Common Stock, par value $.0001 per share (the "Class A Stock"), of Bio-Aqua Systems, Inc., a Florida corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $______ per Share, upon surrender of this warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______, 2000 between the Company and Institutional Equity Corporation (the "Representative's Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

         The warrants issuable upon exercise of the Representative's Warrants will be exercisable at any time from _______, 2001 (or such earlier date on which the Representative consents to the exercise of the Public Warrants (as defined in the Representative's Warrant Agreement which is hereinafter defined) until 5:00 P.M. Eastern time _______, 2005 each warrant entitling the Holder thereof to purchase one fully-paid and non-assessable share of Class A Stock of the Company, at an initial exercise price, subject to adjustment in certain events, of $_____ per share. The warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of _________, 2000 by and among the Company and Institutional Equity Corporation (the "Representative's Warrant Agreement"). The Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the warrants.

         No warrant may be exercised after 5:00 P.M., Eastern time, on the Expiration Date, at which time all warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The warrants evidenced by this warrant Certificate are part of a duly authorized issue of warrants issued pursuant to the Representative's Warrant Agreement, which Representative's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the warrants.

         The Representative's Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the warrants; provided, however, that the failure of the Company to issue such new warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the Holder as set forth in the Representative's Warrant Agreement.

         This warrant Certificate may be divided or combined with other warrant Certificates of other denominations upon surrender hereof at an office or agency maintained by the Corporation for such purpose, together with a written notice specifying the names and denominations (in whole warrants) in which new warrant Certificates are to be issued, signed by the Holder thereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this warrant Certificate. Upon such surrender and payment, a new warrant Certificate or certificates representing a like aggregate number of warrants shall be issued and delivered in accordance with such notice.

         Upon the exercise of less than all of the warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new warrant Certificate representing such number of unexercised warrants.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this warrant Certificate which are defined in the Representative's Warrant Agreement shall have the meanings assigned to them in the Representative's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this warrant Certificate to be duly executed under its corporate seal.

Dated: _____________, 2000

                                                    BIO-AQUA SYSTEMS, INC.


                                                    By:
                                                    Name:
                                                    Title: